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                                                               Exhibit (m)(4)(e)
                                  SCHEDULE A-8

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN
                           EFFECTIVE: AUGUST 14, 2000


Name Of Fund Adopting This Plan         Date Of Original Plans (Inception Date)
-------------------------------         ---------------------------------------

Eaton Vance Floating-Rate Fund                             N/A